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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to Registration Statement No. 33-99031 of Harrington West Financial Group, Inc. of our report dated February 7, 2002 (October _ 2002 as to Note 20 ), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Los Angeles, California

October      , 2002



Los Angeles, California

October 3, 2002